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                    ZURICH REINSURANCE CENTRE HOLDINGS, INC.
                           COMMON STOCK PURCHASE PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                         EFFECTIVE AS OF JANUARY 1, 1995

    SECTION 1. PURPOSE. The purpose of the Zurich Reinsurance Centre Holdings, Inc. Common Stock Purchase Plan for Non-Employee Directors (the "Plan") is to provide to non-employee directors of Zurich Reinsurance Centre Holdings, Inc. (the "Company") the opportunity to elect to defer payment of all or a portion of their retainer fees and receive them in the form of Common Stock of the Company. The Plan is first effective as of January 1, 1995 (the "Effective Date").

    SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Administrator" means the Compensation Committee of the Company's Board of Directors, as the same may be constituted from time to time hereafter.

         (b) "Annual Retainer" means the amount paid by the Company to a Non-Employee Director as an annual retainer for services to be rendered as a member of the Board of Directors during any Plan Year, including retainers, meeting attendance fees and fees otherwise payable for acting on or as a member of the Board of Directors or any committee thereof, but not including reimbursements of expenses.

         (c) "Beneficiary" means a person (including any trustee) designated by a Participant in accordance with Section 9 to receive the benefits specified hereunder in the event of the Participant's death or, if there is no surviving designated Beneficiary, the Participant's estate.

         (d) "Board of Directors" means the Board of Directors of the Company.

         (e) "Deferral Account" means the account established and maintained by the Company for each Participant, which is to be credited, as set forth in
Section 6, with the portion of a Participant's Annual Retainer which is deferred pursuant to the Plan, together with earnings thereon as provided for herein. In accordance with Section 6, amounts credited to a Participant's Deferral Account will be expressed as a number of Stock equivalents and cash, if any. Deferral Accounts will be maintained solely as bookkeeping entries by the Company; provided, however, that the Company shall establish the Trust in accordance with
Section 7 to fund the obligations of the Company hereunder.

         (f) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (g) "Fair Market Value" means, if the Stock is listed on one or more national securities exchanges, the mean between the highest and lowest sale prices reported on the principal national securities exchange on which such stock is listed and traded on the date immediately preceding the date of determination, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value shall be deemed to be the mean between the last quoted bid and asked prices on NASDAQ on the date immediately preceding the date of determination, or if not quoted on that day, then on the last preceding date on which such stock is quoted. If the Stock is not quoted on NASDAQ or listed on an exchange, or representative quotes are not otherwise available, the fair market value of the


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Stock shall mean the amount determined by the Compensation Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

         (h) "Non-Employee Director" means a member of the Board of Directors who, on the first day of any Plan Year (or such later date as he is first elected or appointed to the Board of Directors), is not an employee of the Company or any affiliate thereof.

         (i) "Participant" means any Non-Employee Director who elects under the Plan to defer payment of all or a portion of such Participant's Annual Retainer for any Plan Year.

         (j) "Plan Year" means each year beginning on the first day of January and ending on the 31st day of December.

         (k) "Stock" means the Company's Common Stock, $0.01 par value per share.

         (l) "Trust" means the Trust Under Zurich Reinsurance Centre Holdings, Inc. Common Stock Purchase Plan for Non-Employee Directors.

         (m) "Trust Agreement" means the agreement between the Company and the Trustee establishing the Trust.

         (n) "Trustee" means the trustee of the Trust, which shall be an independent third party that may be granted corporate trust powers under state law.

         SECTION 3. PARTICIPATION. Only Non-Employee Directors may participate in the Plan. Participation in the Plan is voluntary. To participate in the Plan for any Plan Year, a Non-Employee Director must file a written application with the Administrator no later than the June 30 immediately preceding such Plan Year, provided, however, that (i), with respect to the initial Plan Year, a Non-Employee Director will have 30 days following the date the Plan is first effective to file such application relating to such Plan Year, but then only with respect to that portion of such Participant's Annual Retainer for such Plan Year not earned at the time such election is filed, and (ii) the application of a Non-Employee Director who was not a member of the Board of Directors as of such June 30 with respect to a given Plan Year (or, with respect to the first Plan Year, as of the date which is 30 days following the date the Plan is first effective) must be filed within 30 days of the date the individual becomes a Non-Employee Director, but then only with respect to that portion of such Participant's Annual Retainer for such Plan Year(s) which is payable at least six months after such election is filed. The Administrator shall notify each Non-Employee Director of such Participant's prospective eligibility to participate in the Plan at least 10 days prior to the deadline for the filing of an application for participation; provided, however, that, with respect to the initial Plan Year, Non-Employee Directors will be notified of prospective eligibility as promptly as possible after the adoption of the Plan. The application for participation shall evidence the Non-Employee Director's acceptance of the benefits and terms of the Plan, and set forth the irrevocable elections described in Section 5. Any application and all elections set forth therein shall be applicable only to the Plan Year(s) referenced therein.

         SECTION 4.  ADMINISTRATION.

         (a) The Administrator. The Compensation Committee of the Company's Board of Directors shall serve as the Administrator of the Plan. The Administrator shall administer and enforce the Plan in accordance with its terms and shall have all powers necessary to accomplish those purposes, including but not limited to the following: (1) to compute and certify the amount and kind of benefits payable to


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Participants and their Beneficiaries; (2) to maintain or to designate any person or entity to maintain all records necessary for the administration of the Plan;
(3) to make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof; and (4) to provide for disclosure of such information, including reports and statements to Participants or Beneficiaries, and to provide for the making of applications and elections by Participants under the Plan as may be required by the Plan or otherwise deemed appropriate by the Administrator. Notwithstanding the above, no person who serves on such committee shall participate in any matter which involves solely a determination of the benefits payable to such person under the Plan. Any action of the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan except to the extent otherwise specifically provided herein. The Administrator may appoint agents and delegate thereto such powers and duties in connection with the administration of the Plan as the Administrator may from time to time prescribe.

         (b) Annual Statements. As soon as practicable following the end of each Plan Year, the Administrator shall furnish to each Participant a statement indicating the number of Stock equivalents credited to such Participant's Deferral Account as of the end of such Plan Year and the status of such Account.

         SECTION 5. ELECTIONS BY PARTICIPANTS. Each Non-Employee Director electing to participate in the Plan for any Plan Year must irrevocably elect, in accordance with the procedure set forth in Section 3, the following:

         (a) A percentage (up to 100%) of such Participant's Annual Retainer for the Plan Year to be deferred under the Plan and paid in the form of Stock; and

         (b) The date on which such portion of the Participant's Annual Retainer shall be paid or commence to be paid and the method in which such payment shall be made. Such date and method shall be among those described in Section 8.

In the event the Annual Retainer of a Participant is increased during any Plan Year, elections for such Participant in effect for such Plan Year shall apply to the amount of such increase.

         SECTION 6. DEFERRAL ACCOUNTS.

         (a) Crediting of Annual Retainer. The portion of each Participant's Annual Retainer deferred with respect to a Plan Year in accordance with Section 5 shall be credited to the Participant's Deferral Account (i) with respect to amounts which otherwise would have been paid on the first day of any month, on such day, and (ii) with respect to amounts which otherwise would have been paid on other than the first day of any month, on the first day of the month following the month in which such amounts otherwise would have been paid. The amount credited to each Participant's Deferral Account on such day shall be computed by applying the percentage elected by the Participant pursuant to
Section 5(a) to the amount of each such payment. (For example, if a Participant has elected to defer 75% of such Participant's Annual Retainer for a Plan Year, and if such Annual Retainer would otherwise be paid in monthly installments of $1,000 on the first day of each month, then on each such day $750 would be credited to the Participant's Deferral Account and $250 would be paid to the Participant in cash.) As of each date on which amounts are credited to Deferral Accounts, such amounts (without interest) shall be converted into that number of Stock equivalents (rounded down to the nearest whole share) which equals the amount so credited divided by the Fair Market Value of one share of Stock on such date.


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         (b) Crediting of Dividends. Dividends payable with respect to Stock equivalents credited to each Participant's Deferral Account shall be credited to such Deferral Account as of the date dividends are actually paid with respect to shares of Stock. As of the first day of the month following the month in which such dividends are so credited, such dividends (without earnings) shall be converted into the number of Stock equivalents (rounded down to the nearest whole share) determined by applying the formula in the last sentence of Section 6(a) above.

         (c) Adjustments to Deferral Accounts. The amount of Stock equivalents in each Participant's Deferral Account shall be appropriately adjusted upon the occurrence of any stock split, reverse stock split, or stock dividend or other non-cash distribution.

         (d) Effect of Payments. The amount of Stock equivalents and cash, if any, credited to each Participant's Deferral Account shall be reduced by the number of shares of Stock and amount of cash distributed to each Participant or such Participant's Beneficiary from the Trust or directly from the Company as payment of benefits due under the Plan.

         (e) Vesting. The interest of each Participant in any benefit payable with respect to a Deferral Account hereunder shall be at all times fully vested and non-forfeitable.

         SECTION 7.  THE TRUST.

         (a) Creation of the Trust. The Board of Directors shall cause the Trust to be created, shall appoint the Trustee and shall authorize the appropriate officers of the Company to execute all necessary trust agreements and other instruments necessary therefor; provided, however, that (i) the terms of the Trust shall be consistent with the status of the Plan as "unfunded" for purposes of ERISA and (ii) the Trust shall conform to the terms of the model grantor trust contained in Revenue Procedure 92-64, 1992-33 I.R.B.11.

         (b) Contributions to, and Purchase of Stock By, the Trust.

         (i) Not later than 10 days following each day on which amounts are converted into Stock equivalents, the Company shall contribute to the Trust either (A) that number of shares of Stock, or (B) cash in an amount sufficient to allow the Trustee to purchase from the Company or on the open market that number of shares of Stock, equal to the aggregate number of Stock equivalents credited to Participants' Deferral Accounts on such day in accordance with
Section 6(a). Notwithstanding the above, the Company shall not be required to contribute cash to the Trust pursuant to clause (B) above in an amount greater than that which can be used by the Trustee on the date of such contribution to purchase Stock within any purchase volume limitations imposed on the Trust by applicable law or the rules of any exchange on which Stock is traded. In the event the Company's total required contribution to the Trust cannot be made by the above deadline pursuant to the preceding sentence, the Company shall make periodic contributions to the Trust after such deadline until the Trust has purchased the requisite number of shares of Stock.

         (ii) Also not later than 10 days following each day on which amounts are credited to Deferral Accounts and converted into Stock equivalents, the Administrator shall instruct the Trustee to purchase from the Company, or on the open market, that number of shares of Stock equal to the aggregate number of Stock equivalents, if any, credited to Participants' Deferral Accounts on such day in accordance with Section 6(b). Any such purchase from the Company shall be made from Stock held in the treasury, or authorized but unissued shares of Stock, using cash dividends paid on Stock held in the Trust. The purchase price for each such share of Stock purchased from the Company shall be determined by the formula in the last sentence of Section 6(a). Notwithstanding the above, (i) if such purchase is made on the


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open market, and if the cash dividends held in the Trust are insufficient to purchase the necessary number of shares of Stock, the Company shall contribute to the Trust additional cash in the amount required to allow the Trustee to purchase such shares, and (ii) the Administrator shall not instruct the Trustee to purchase Stock on the open market, and the Company shall not make any additional contribution to the Trust pursuant to clause (i) of this sentence, to the extent that the Trustee would be prevented from purchasing the requisite shares of Stock due to any purchase volume limitations imposed on the Trust by applicable law or the rules of any exchange on which Stock is traded. In the event such instructions or contribution to the Trust cannot be made by the above deadline pursuant to clause (ii) above, such instructions and contributions shall be periodically made after such deadline until the Trust has purchased the requisite number of shares of Stock.

         (iii) The Company shall impose such legends, stop transfer and other restrictions on certificates evidencing Stock sold to the Trust by the Company hereunder as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a sale or any provision of the Company's Certificate of Incorporation or By-Laws or any contract to which the Company is a party.

         (c) Treatment of Dividends Pending Purchase of Stock. Cash dividends paid on Stock held in the Trust shall be invested in non-interest-bearing accounts of a financial institution pending the use of such dividends to acquire Stock in accordance with Section 6(b).

         (d) Distributions From the Trust. At each time payment of all or a portion of each Participant's Deferral Account is due pursuant to an election made in accordance with Section 5 (or pursuant to the death of a Participant in accordance with Section 8(b)), the Administrator shall instruct the Trustee to distribute Stock and cash from the Trust directly to such Participant or such Participant's Beneficiary in an amount equal to the portion of such Participant's Deferral Account which is so payable. Distributable amounts expressed in the form of Stock equivalents shall be paid in Stock, and distributable amounts expressed in the form of cash shall be paid in cash. In the absence of such an instruction to the Trustee by the Administrator, a Participant may directly instruct the Trustee to make such distribution, and the Trustee shall do so if it determines that such distribution is in accordance with the Participant's Section 5 election. If the Trustee fails to make any distribution from the Trust required hereunder, the Company shall make such distribution directly to the Participant entitled thereto from its general assets, treasury Stock and authorized but unissued Stock; provided, however, that in the event no treasury Stock or authorized but unissued Stock is available, distributable amounts from a Participant's Deferral Account expressed in the form of Stock equivalents shall be paid by the Company in the form of cash, in an amount equal to the Fair Market Value of Stock represented by such Stock equivalents as of the date of payment. If any payment is made to a Participant by the Company pursuant to the preceding sentence, the Participant shall be deemed to have assigned to the Company such Participant's rights to receive such payment from the Trust, and the Company shall be subrogated to all rights of the Participant therein.

         SECTION 8.  DISTRIBUTIONS.

         (a) Date of Commencement. A Participant may elect in accordance with
Section 5 that payment of the portion of such Participant's Deferral Account attributable to the particular Annual Retainer being deferred be made in the form of a single lump sum on either (i) any specific day selected by the Participant


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(but in no event earlier than the second anniversary of the last day of the Plan Year to which such deferral relates) or (ii) immediately upon termination as a Non-Employee Director.

         (b) Distribution Upon Death. If a Participant dies before payment of such Participant's Deferral Account is completed, the balance remaining in such Deferral Account shall be paid to the Participant's Beneficiary in one lump sum as soon as practicable following the Participant's death.

         SECTION 9. DESIGNATION OF BENEFICIARIES. Each Participant may designate one or more Beneficiaries to receive the amounts distributable from the Participant's Deferral Account under the Plan in the event of such Participant's death. Such designations shall be made on forms provided by the Administrator. A Participant may from time to time change such Participant's designated Beneficiaries, without the consent of such Beneficiaries, by filing a new designation in writing with the Administrator. The Company, Trustee and Administrator may rely conclusively upon the Beneficiary designation last filed in accordance with the terms of the Plan.

         SECTION 10. AMENDMENTS TO THE PLAN; TERMINATION OF THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan without the consent of any Participant; provided, however, that no such amendment, alteration, suspension, discontinuation, or termination of the Plan shall materially and adversely affect the rights of such Participant with respect to payment of amounts already credited to such Participant's Deferral Account, or amounts elected to be so credited for the Plan Year in which such action is taken. The Plan has no fixed termination date. Notwithstanding anything herein contained to the contrary, if approval of the Plan by the Company's shareholders is not obtained at the annual meeting of shareholders immediately following the Effective Date, the following shall occur as soon as practicable following such meeting: (1) amounts credited to Deferral Accounts shall be expressed in the form of cash, rather than Stock equivalents; (2) the Company shall exercise its authority under the Trust to instruct the Trustee to sell all Stock held in the Trust; (3) deferral elections with respect to the remainder of the Plan Year in which such annual meeting occurs shall become null and void, and no further deferral elections shall be allowed or amounts credited to Deferral Accounts; and (4) payments of Deferral Accounts shall be made from the Trust in the form of cash, as soon as practicable following the sale of Stock held in the Trust. In addition, the Administrator may take such other action as it deems necessary to ensure that Participants are not deemed to have engaged in a "purchase" or "sale" of Stock pursuant to their participation in the Plan, as such terms are used in Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

         SECTION 11.  GENERAL PROVISIONS.

         (a) Limits on Transfer of Rights; Beneficiaries. No right or interest of a Participant under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or such Participant's Beneficiary, or shall be transferable by a Participant otherwise than by will or the laws of descent and distribution; provided, however, that a Participant may designate a Beneficiary in accordance with Section 9 to receive any payment or distribution under the Plan in the event of death of the Participant. A Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan applicable to such Participant, except to the extent the Plan otherwise provides with respect to such persons.


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         (b) Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan, whether made from the Trust or directly from the Company, shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Administrator, the Trust and the Trustee, and the Administrator may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release to such effect.

         (c) Status of the Plan. The Plan is not intended to be subject to ERISA. To the extent the Plan is determined to be so subject, it is intended to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the assets of the Trust shall be used solely to provide benefits under the Plan in the absence of the insolvency of the Company.

         (d) No Rights of a Stockholder. Except as provided in the Trust Agreement with respect to Stock held in the Trust, no Participant shall have any of the rights or privileges of a shareholder of the Company as a result of the making of an election under Section 5(b) of the Plan, or as a result of the establishing of or crediting of any amounts to a Deferral Account under the Plan, until Stock is actually distributed to the Participant pursuant to Section 7(d) of the Plan.

         (e) No Right to Continued Election as a Director. Nothing contained in the Plan shall confer, and no establishment of or crediting of any amounts to a Deferral Account shall be construed as conferring, upon any Participant, any right to continue as a member of the Board of Directors, or to interfere in any way with the right of the Company to increase or decrease the amount of the Annual Retainer or any other compensation payable to Non-Employee Directors.

         (f) Plan Expenses. All expenses and costs incurred in connection with the operation of the Plan and the Trust shall be borne by the Company.

         (g) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

         (h) Interpretation. Whenever necessary or appropriate in the Plan, where the context admits, the singular term and the related pronouns shall include the plural and the masculine gender shall include the feminine gender.


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